BOYD WATTERSON ASSET MANAGEMENT

                         PERSONAL TRADING CODE OF ETHICS


I.       OVERVIEW

         This Personal Trading Code of Ethics ("Code") sets forth the specialized rules for business conduct and guidelines for the personal investing activities required of employees involved in the investment management areas of Boyd Watterson Asset Management.

         The provisions of this Code shall apply to all employees deemed to be "Access Persons" (as defined below) and such other employees as the Compliance Department may determine from time to time. This Code supplements the Mercantile Insider Trading Policy and the Mercantile Bankshares Corporation Code of Business Conduct and Ethics. Each Access Person must observe those policies, as well as abide by the additional principles and rules set forth in this Code and any other applicable legal or division specific policies and obligations.

         Technical compliance with these policies and procedures will not automatically insulate from scrutiny any transaction or pattern of transactions that is not in keeping with the principles stated in this Code. Any questions regarding the Code should be addressed to the Compliance Department. Further, Access Persons must promptly report any violations to the Compliance Department.

II.      STATEMENT OF GENERAL PRINCIPLES

         A. Boyd Watterson is committed to providing services with the utmost professionalism and integrity. Boyd Watterson and its employees owe an undivided duty of loyalty to Boyd Watterson's clients and must place client interests first at all times. Employees will, in varying degrees, participate in or be aware of fiduciary and investment services provided to registered investment companies, institutional investment clients, employee benefit trusts and other types of investment advisory accounts. Our fiduciary relationship mandates adherence to the highest standards of conduct and integrity.

                  1. Accordingly, employees acting in a fiduciary capacity must carry out their duties for the exclusive benefit of client accounts. Employees must avoid any activity that might create an actual or potential conflict of interest and should never take unfair advantage of their positions with Boyd Watterson. Employees may not cause a client to take action (or fail to take action) for the employee's personal benefit, rather than for the benefit of the client.


Revised 12/7/05                                                       APPENDIX B

         B. Boyd Watterson employees may also be required to comply with other policies imposing separate requirements. Specifically, they may be subject to laws or regulations that impose restrictions with respect to personal securities transactions, including, but not limited to, Section 17(j) and Rule 17j-1 under the Investment Company Act of 1940, Rule 204A-1 under the Investment Advisers Act of 1940 and Rules 3040 and 3050 of the National Association of Securities Dealers, Inc. Access Persons are required to comply with applicable federal securities laws.

         C. The purpose of this Code is to ensure that, in connection with his or her personal trading, no Access Person shall conduct any of the following acts upon a client account:

                  1.    Employ any device, scheme or artifice to defraud;

                  2. Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statement not misleading;

                  3. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or

                  4.    Engage in any manipulative practice.

III.     DEFINITIONS

         A.       Access Person means the following:

                  1. Employees of Boyd Watterson, including investment personnel, analysts, traders and portfolio managers who, in connection with their regular functions or duties, participate in making decisions or have access to nonpublic information regarding the purchase or sale of a security by any client accounts or regarding the portfolio holdings of any Advised Fund, or whose functions relate to the making of any recommendations with respect to the purchase or sale of a security by any client accounts;

                  2. All natural persons in a control relationship to Boyd Watterson who obtain information concerning investment recommendations made to any client account. The term "control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940;

                  3. Each director and officer of Boyd Watterson Asset Management, LLC an investment adviser registered with the Securities and Exchange Commission; and


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                  4.    Any    other    personnel    with    asset    management
                        responsibilities  or  frequent  interaction  with Access
                        Persons  as  determined  by  Compliance  (e.g.,   Legal,
                        Compliance,  Risk, Operations,  Sales and Marketing,  as
                        well  as  certain  long-term   temporary  employees  and
                        consultants), which would result in providing such personnel with access to nonpublic information regarding the purchase or sale of a security by any client accounts or regarding the portfolio holdings of any Advised Fund.

         B. Account means the following accounts in which an Access Person has Beneficial Ownership, including (note that an Account may be exempt from certain provisions of this Code if it is a Fully Discretionary Account, as defined below):

                  1.    Personal  Accounts:   any  account  held  in  an  Access
                        Person's name.

                  2. Household Accounts: any account of an Access Person's spouse, minor child or any other relative who shares the Access Person's household (whether by marriage or similarly committed status).

                  3. Joint Accounts: any joint or tenant-in-common account in which an Access Person is a participant

                                4. Trust Accounts: an account of a trust if:

                        a. An Access Person is a trustee or beneficiary of the trust; or

                        b. A beneficiary of the trust is a member of the Access Person's immediate family (i.e., a spouse, minor child and any other relative who shares the Access Person's household).

                  5. Corporate Accounts: an account of a corporation or similar entity in which an Access Person controls the entity or the Access Person has direct or indirect control over its investment portfolio.

                  6. Accounts under an Access Person's Control: an account (other than a non-related client account) over which an Access Person has investment discretion or otherwise exercises control.

                  7. Other Accounts: any other account in which an Access Person has a direct or indirect Beneficial Ownership.

         C. Advised Fund means a registered investment company for which Boyd Watterson serves as adviser or sub-adviser or whose investment adviser or principal underwriter is controlled by, or under common control with, Boyd Watterson. Advised Funds are set forth in Appendix A.


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         D.       Automatic  Investment  Plan means a program  in which  regular periodic  purchases (or withdrawals) are made automatically in
                  (or  from)   investment   accounts   in   accordance   with  a
                  predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan and an employer sponsored stock purchase plan.

              E. Beneficial Ownership means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in securities. Beneficial ownership is interpreted in the same manner as it would be under the Investment Advisers Act of 1940 in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Securities Exchange Act of 1934. Any report required by paragraph (b) of this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

         F. Fully Discretionary Account means an Account over which an Access Person has no direct or indirect influence or control (i.e., if investment discretion for that account has been delegated in writing to an independent manager at another firm and that discretion is not shared with the Access Person). In order to have an account treated as a Fully Discretionary Account for purposes of this Code, a representative of the investment manager, trustee or outside bank must certify to Boyd Watterson in writing (see Exhibit A) that the Access Person has no discretion or authority regarding investment decisions.

         G. Initial public offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         H. Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to
                  Section 4(2) or Section 4(6)

         I. Securities means equity or debt securities, derivatives of securities (such as options, warrants, and ADRs), closed-end mutual funds, futures, commodities and similar instruments, but not include:

                  1. Shares of open-end mutual funds other than Advised Funds (unless otherwise directed by Compliance);

                  2.    Direct obligations of the United States government; or


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                  3.    Bankers'  acceptances,  bank  certificates  of  deposit,
                        commercial  paper  and  high  quality   short-term  debt
                        instruments, including repurchase agreements.

                  4.    Shares  issued  by  unit  investment   trusts  that  are
                        invested exclusively in one or more open-end mutual funds, none of which are Advised Funds.

IV.      POLICIES AND PROCEDURES FOR PERSONAL INVESTING

         A.       Preclearance of Securities Transactions

                  1. Prior to placing trades with a broker, Access Persons must preclear all personal transactions in Securities (except for those transactions listed in Section IV.C. below). Access Persons are personally responsible for ensuring that the proposed transaction does not violate Boyd Watterson's policies or applicable securities laws and regulations.

                  2. Access Persons shall in writing or electronically via e-mail submit a trade for preclearance to the chief compliance officer or their designee. Verbal authorization is not sufficient. The chief compliance officer or their designee will notify the Access Person as to whether the transaction has been approved or denied. A record will be retained of the preclearence request and maintained in accordance with the records retention schedule.

                  3. An approval is only valid until the close of business on the same day it is granted. If the order is not placed during that period or is placed but not executed, a new approval must be obtained.

         B. Transactions in Boyd Watterson Client Accounts when an Access Person is the Account Beneficiary

                  Certain Boyd Watterson client accounts may be both an Access Person Account and a bona fide client account. Boyd Watterson owes a duty of loyalty to all of its clients. Accordingly, Boyd Watterson addresses its duty of loyalty in further detail in pages five and six of its policy manual.

                  1. Transactions in a client account which is an Account of an Access Person and for which another Boyd Watterson employee is designated as the portfolio manager.

                        a. If the Account is a Fully Discretionary Account, then preclearance is not required.


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                             If the Account is not a Fully Discretionary Account
                             or the Access Person  otherwise has some investment
                             authority   to  request,   recommend  or  otherwise
                             participate or assist the portfolio  manager in the
                             investment    process,    then    all    Securities
                             transactions in such account must be precleared. It is the responsibility of the Access Person and the portfolio manager to obtain preclearance prior to executing a trade in an Account.

         C.       Exemptions from Preclearance

                  The following Securities are exempt from the preclearance requirement:

                  1.    Transactions in Fully Discretionary Accounts;
                  2. Shares automatically purchased under an Automatic Investment Plan;
                  3.    Futures and options transactions on indices;
                  4. To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities;
                  5. Transactions that are not voluntary on the part of the Access Person (e.g., stock dividends or splits; mergers; other corporate reorganizations; or margin calls); and
                  6.    Transactions in Advised Funds.

         D.       Trading Restrictions

                  In addition to preclearance requirements, Boyd Watterson has imposed certain substantive restrictions on personal securities trading. Any transaction in an Account (except for those transactions listed in Section IV.C above) must comply with the following policies and procedures.

                  Note: Transactions in Securities in derivative instruments, including warrants, convertible securities, futures and options, etc. shall be restricted in the same manner as the underlying security.

                  1.    Diversion of Investment Opportunity
                        -----------------------------------

                        Access Persons should not acquire a security that would be suitable for a client account without first considering whether to recommend or purchase that security to or for the client's account.


                  2.    Prohibition of Front Running
                        ----------------------------

                        "Front running" is generally considered to be the practice of effecting a securities transaction with advance knowledge of another transaction in the same or related security for client account(s),


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                        typically a block  transaction,  in order to  personally
                        benefit from the effect of the block transaction upon the price of the security or related security. Front
                        running  is  a  prohibited  practice.   Access  Persons'
                        personal  securities   transactions  shall  be  reviewed
                        periodically   by  Compliance   for  evidence  of  front
                        running.

                  3.    Blackout Periods
                        ----------------

                        Access Persons should be aware that, in addition to any other sanction provided for under the Code, profits realized in connection with a transaction during a blackout period generally must be disgorged.

                        a.   Pending Trades
                             Access Persons may not purchase or sell a security in an Account under the Access Person's control on a day during which any client account, including any Advised Fund that Boyd Watterson advises, has a pending order in the same (or an equivalent) security. This restriction applies until the client's order has been executed or cancelled.

                        b.   Securities Under Consideration
                             Access Persons may not purchase or sell a security in an Account if the Access Person knows that a transaction in the same (or an equivalent) security is being considered for a client account or that a decision has been made to effect such a transaction.


                  4.    Initial Public Offerings
                        ------------------------

         Employees may not acquire securities in an Initial Public Offering through any Account under the Access Person's control.

                  5     Limited Offering
                        ----------------

                        Prior to effecting a transaction in a Limited offering all Access Persons must first obtain the approval of his or her supervisor and then pre-clear the transaction with the Compliance Department. Any person who has previously purchased Limited Offering securities must disclose such purchases to the Compliance Department before he or she participates in an Advised Fund's or client account's subsequent consideration of an investment in the securities of the same or a related issuer. This requirement applies to an Access Person's investment in any Limited Offering. Subsequent capital contributions to such a fund do not require separate approval provided that the timing and amount of the contribution are not within the Access Person's control.


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                        a.   To obtain approval,  an Access Person must complete
                             a Request or Approval of Limited Offering  (Exhibit
                             C), obtain the approval of his or her supervisor and submit it to the Compliance Department. In
                             evaluating  the  Access   Person's   request,   the
                             reviewer should consider all relevant factors, including:

                             1. Whether the investment opportunity is being made available to the Access Person due to the Access Person's position with Boyd Watterson;

                             2. Whether the investment opportunity creates a conflict of interest relating to the Access Person's fiduciary responsibilities at Boyd Watterson; and

                             3. Whether the investment opportunity is suitable for and should be reserved for Boyd Watterson's clients.

                             If the reviewer approves the Access Person's request to participate in a Limited Offering, the reviewer must sign the form and must indicate the reasons for his or her decision.

                        b. If an Access Person has acquired securities in a Limited Offering, he or she must disclose that interest to the Compliance Officer before the Access Person may play a material role in a decision to recommend or cause an Advised Fund to invest in securities of the same issuer. This disclosure is required even if the Access Person has complied with the preclearance and reporting requirements of the Code.

                  6.    Short-Term Trading
                        ------------------
                        Access  Persons  may not profit  from the  purchase  and
                        sale, or sale and purchase, of the same (or an equivalent) security within 30 calendar days. In addition to any other sanction provided for under the Code, profits realized from short-term trading must be disgorged to a charity selected by the Access Person unless the trade was approved by the Compliance Department.


         E.       Insider Trading; Confidentiality

                  Access Persons must comply with Mercantile's policy on the handling and use of material inside information. Access Persons are reminded that they may not purchase or sell, or recommend the purchase or sale, of a security for any account while they are in possession of material inside information. In addition, Access Persons may not disclose confidential


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                  information (including,  but not limited to, information about pending or contemplated transactions for client accounts) except to other Access Persons who "need to know" that information to carry out their duties to clients.

         F.       Exceptions

                  Exceptions to the Code may be granted in special circumstances. Requests should be submitted in writing to the Compliance Department. The Compliance Department shall maintain a written record of any exceptions granted and the reasons for that decision.

V.       Securities Holdings Disclosure and Transaction Reporting

         A. Access Persons must disclose all Securities and Accounts in which they have a Beneficial Ownership (including a Fully Discretionary Account). To ensure compliance with this requirement, Access Persons must instruct any bank, broker or other financial institution that maintains an Account in which the Access Person has a Beneficial Ownership in Securities to send duplicate copies of all account statements promptly to:

                       Boyd Watterson Asset Management, LLC
                       Attn: Compliance Department
                       1801 East 9th Street, Suite 1400
                       Cleveland, OH 44114

                  1. Boyd Watterson must receive account statements no later than 30 days after the end of any calendar month or quarter (depending on the type of account) in which a transaction took place.

                  2. If an Access Person chooses to open or maintain an Account with Boyd Watterson or its affiliates, that will constitute agreement to allow Boyd Watterson to have access to all account information and statements. Duplicate copies of all account statements must be forwarded to the Compliance Department in accordance with the above provision.

         B.       Disclosure of Holdings

                  1.    Initial Holdings Report
                        Within ten (10) days of becoming an Access Person, each Access Person must submit an Initial Holdings Report (Exhibit B) to the Compliance Department. The information in the Initial Holdings Report must be current as of a date no more than 45 days before the report is submitted.


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                  2.    Annual  Holdings Report Every year on or before February
                        15, each Access Person must submit an Annual Holdings Report (Exhibit B) to the Compliance Department. The information in the Annual Holdings Report must be current as of a date no more than 45 days before the report is submitted.

                  3.    Quarterly Personal Securities Trading Reports
                        Within thirty (30) days of the end of each calendar quarter, all Access Persons must review, report and certify all trading activity for the quarter. All Access Persons must also report any new Accounts opened during the calendar quarter. All purchases or sales of an Advised Fund, Exhibit A, must be reported in the Quarterly Securities Trading Report.

         C.       Certification of Compliance

                  As part of the Initial and Annual Holdings Reports process, the Compliance Department will provide Access Persons a copy of the Code and, if applicable, any amendments. Access Persons are required to certify that they have received and read the Code and will abide with the Code and any amendments.

VI.      Requirements Applicable to Certain Directors

         A. Boyd Watterson recognizes that directors who are not investment personnel, analysts, traders and portfolio managers of Boyd Watterson do not have on-going, day-to-day involvement with the operations of Boyd Watterson. In addition, it has been the practice of Boyd Watterson not to divulge information about securities purchased or sold or considered for purchase or sale by Boyd Watterson to such directors until after such securities are purchased or sold by Boyd Watterson.
                  Accordingly, Boyd Watterson believes that less stringent controls are appropriate for such directors.

         B. The reporting and preclearance requirements of this Code are not applicable to such directors provided that such directors are:

                  1.    Subject  to  a  separate  Code  of  Ethics   adopted  by
                        Mercantile   Investment   and  Wealth   Management,   an
                        affiliate of Boyd Watterson;

                  2. Such Code of Ethics complies with the requirements of Rule 17j-1 of the Investment Company Act of 1940 and 204A-1 of the Investment Advisers Act of 1940; and

                  3. The Compliance Department of Mercantile shall promptly provide to Boyd Watterson quarterly written reports which:


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                        a.   Verify that such  directors  have filed all reports
                             required by Rule 17j-1 of the Investment Company Act of 1940 and 204A-1 of the Investment Advisers Act of 1940; and

                        b. Describe any issues arising under the Mercantile Code of Ethics or procedures during the period specified including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to material violations by a director.

VII.     OVERSIGHT

         A.       Review of Employee Transactions

                  The Compliance Department is responsible for monitoring personal securities trading for compliance with the Code. On a periodic basis (but at least monthly), the Compliance Department should review the statements and reports submitted pursuant to Section V above. Any unusual trading activity or patterns of transactions and any indications of violations of this Code or Mercantile Insider Trading Policy should be promptly brought to the attention of the Compliance Officer or Mercantile's Legal Department.

         B.       Sanctions

                  1. If an Employee has violated the Code, Boyd Watterson will take such remedial action, as it deems appropriate. Sanctions will vary but may include censure, limitation or prohibition of personal trading, unwinding the transaction, profit disgorgement, and suspension or termination of employment.

                  2. The following sanctions will generally be imposed (although the Compliance and Legal Department, and Management may impose different or additional sanctions in its discretion):

                        a.   1st  violation:   A  written  warning,   a  30  day
                                  suspension from any trading. However, as noted
                                  above,   more   stringent   penalties  may  be
                                  applied, including disgorgement of profit and a possible monetary fine of $100.00.

                        b.   2nd  violation:   A  written  warning,   a  30  day
                                  suspension from any trading and a monetary fine of $100.00. More stringent penalties may be applied if Compliance, Legal, or Management deems appropriate, including disgorgement of profit.


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                        c.   3rd  violation:   A  written  warning,   a  30  day
                                  suspension  from any  trading  and a  monetary
                                  fine  of  $500.00.   However,  if  Compliance,
                                  Legal, or Management  deems  appropriate  then
                                  more  stringent   penalties  may  be  applied,
                                  including disgorgement of profit.

                        All monetary fines or sanctions imposed shall be made payable anonymously to a charity which Boyd Watterson supports.

         C.       Advised Fund Board Reporting

                  The Compliance Department will prepare, or supervise the preparation of, a written report that describes any issues arising under the Code during each calendar quarter. The report must address, at a minimum, any material violation of these policies and procedures and any sanctions imposed in response. In the report, Boyd Watterson must certify that it has adopted procedures reasonably necessary to prevent violations of its Code. The report must be provided to the Legal Department and to the Board of Directors of each Advised Fund that Boyd Watterson provides actual advisory services to.

VIII.    RECORDS

         The Compliance Department shall maintain records in a manner and to the extent set forth below, which records shall be available for examination by representatives of the appropriate regulatory authority.

         A. A copy of this Code and any other code, which is or at any time within the past five (5) years has been in effect, shall be preserved in an easily accessible place.

         B. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs.

         C. A copy of each quarterly and annual report, including any brokerage statements or confirms, made by an Access Person pursuant to this Code shall be preserved for a period of not less than five (5) years following the end of the fiscal year in which the reports occur, the first two (2) years in an easily accessible place.

         D. A copy of each preclearance or similar request, and the reasons supporting the approval of such request, if applicable, shall be preserved for a period of not less than five (5) years following the end of the fiscal year in which the reports occur, the first two (2) years in an easily accessible place.

         E. A list of all Access Persons who are, or within the past (5) years have been, required to make reports pursuant to this Code shall be maintained and preserved for a period of not less than five (5) years following the end of the fiscal year in which the reports occur, the first two (2) years in an easily accessible place.

         F. All written documents acknowledging receipt of the Code or any amendments to the Code by all current Access Persons or those who were Access Persons within the past five (5) years.


Amended and Adopted: February 1, 2005

                                   Appendix A
                                   ----------
                                  Advised Funds
                                  -------------

                       Mercantile Absolute Return Fund LLC
                       -----------------------------------
                   Mercantile Alternative Strategies Fund LLC
                   ------------------------------------------
                      Mercantile Capital Opportunities Fund
                      -------------------------------------
                     Mercantile Diversified Real Estate Fund
                     ---------------------------------------
                          Mercantile Equity Growth Fund
                          -----------------------------
                          Mercantile Equity Income Fund
                          -----------------------------
                        Mercantile Growth and Income Fund
                        ---------------------------------
                      Mercantile International Equity Fund
                      ------------------------------------
                     Mercantile Limited Maturity Bond Fund*
                     --------------------------------------
                     Mercantile Long-Short Manager Fund LLC
                     --------------------------------------
                          Mercantile Low Duration Fund*
                          -----------------------------
                    Mercantile Maryland Tax-Exempt Bond Fund
                    ----------------------------------------
                    Mercantile National Tax-Exempt Bond Fund
                    ----------------------------------------
                       Mercantile Total Return Bond Fund*
                       ----------------------------------
                Mercantile Tax Exempt Limited Maturity Bond Fund
                ------------------------------------------------
                       Mercantile Prime Money Market Fund
                       ----------------------------------
                     Mercantile Government Money Market Fund
                     ---------------------------------------
                     Mercantile Tax-Exempt Money Market Fund
                     ---------------------------------------
                            Signal Money Market Fund
                            ------------------------

 * Advised Funds that Boyd Watterson provides investment advisory services to.

               STATEMENT REGARDING PERSONAL TRADING CODE OF ETHICS

The undersigned hereby certifies that he or she has received, read and will abide by the Personal Trading Code of Ethics, as amended and effective February 1, 2005, and that he or she knows any such failure may constitute a violation of federal and state securities laws and regulations which may subject him or her to civil liabilities and criminal penalties. The undersigned acknowledges that failure to observe the provisions of said Code shall be a basis for any appropriate sanction, including fines or dismissal.

Date:

Name________________________________
          (printed)

Signature_____________________________

                                    EXHIBIT A

                    DISCRETIONARY ACCOUNT CERTIFICATION FORM



         I, ____________________ hereby certify that I am a representative of the investment manager, trustee or outside bank at which the account described below is maintained:



ACCOUNT NAME:     ___________________________________________

ACCOUNT NUMBER:   ___________________________________________

FIRM AT WHICH
MAINTAINED:       ___________________________________________

BENEFICIARY(IES): ___________________________________________



         I further certify that neither the Beneficiary named above nor any close relative of the Beneficiary exercises investment discretion over the account, participates in investment decisions with respect to the account or is informed in advance of transactions in the account.

__________________________________
(Signature)

__________________________________
(Name)

__________________________________
(Title)

                             INITIAL HOLDINGS REPORT

Name of Reporting Person:
                         -------------------------------------------------------
Date Person Became an Access Person:
                                     -------------------------------------------
Information in Report Dated As Of:
                                   ---------------------------------------------
Date Report Due (within 10 days of becoming an Access Person):
                                                               -----------------
Date Report Submitted:
                       ---------------------------------------------------------

I.       Securities Holdings
         -------------------
The following securities are owned by me or members of my immediate family. Please list all holdings including Mutual Funds. However, for mutual funds you may list the account number, name, firm name and say, "all holdings are Mutual Funds".

--------------------------------------------------------------------------------

Name of Issuer and Title of    Principal Amount, Maturity Date and Interest Rate
         Security                             (if applicable)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If you have no  securities  holdings  to report,  please say "none" and  initial here:
     --------------


Securities Accounts
-------------------

Please list all Securities Accounts
--------------------------------------------------------------------------------

     Name of Broker, Dealer or Bank             Name(s) and Type of Account

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If you have no securities accounts to report, please say "none" and initial here: ________

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.



_____________________________________           ________________________________
Signature                                       Date



                           EXHIBIT B (1ST OF 3 PAGES)

                    QUARTERLY SECURITIES TRANSACTIONS REPORT

Name of Reporting Person:  ____________________________________________

Date Report Submitted:     ___________________  Quarter Ended:  ________________
Date Report Due:   __________________

1. Employees are required to complete a QST form within 30 days after quarter end. PLEASE SIGN BELOW EITHER YOUR BROKERS ARE SENDING DUPLICATES OR YOU HAVE NO BROKERAGE ACCOUNTS.

2. If you had NO REPORTABLE trades for the quarter indicate None sign, date and return the form.

3. If you have instructed your broker(s) to send duplicate confirmations and statements to the attention of Compliance, you do not need to list your trades but only sign and date the form. Please note it is your responsibility to be sure that all of your brokers are sending duplicate confirmations and statements on all your accounts to the Compliance.

4. If you engaged in any reportable transactions not included in your brokerage statements (such as a direct purchase from an issuer), please print and manually complete this QST form, and sign, date and deliver it to James Vokac, Compliance.



                                                             PURCHASES
                                                             =========
====================================================================================================================================

Number of    Name of Security                           Price       Trade Date          Broker                Date of
Shares                                                                                                        Approval
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


====================================================================================================================================

                                                                                    SALES
                                                                                    =====
====================================================================================================================================

Number of    Name of Security                           Price       Trade           Date           Broker     Date of
Shares                                                              Date            Purchased                 Approval

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


====================================================================================================================================


         SIGN ONLY ONE OF THESE STATEMENTS:
                   ---

I certify that I have instructed my broker to provide duplicate confirmations and periodic brokerage statements directly to you and that, except as listed above, there are no other transactions to report.

_____________________________________           ________________________________
Signature                                       Date


                           (1) OR

I certify that I have no brokerage accounts.

_____________________________________           ________________________________
Signature                                       Date

                             ANNUAL HOLDINGS REPORT

Name of Reporting Person: ______________________________________________________
Information in Report Dated as have (no more than 30 days before date report is submitted): _________________________________________________________________
Date Report Due: _______________________________________________________________
Date Report Submitted: _________________________________________________________
Year Ended: ____________________________________________________________________

II.      Securities Holdings
         -------------------
The following securities are owned by me or members of my immediate family. Please list all holdings including Mutual Funds. However, for mutual funds you may list the account number, name, firm name and say, "all holdings are Mutual Funds".

If all securities are properly accounted for on the year end broker, dealer or bank statement, of which a duplicate was sent directly to Compliance, then write in below "All securities on year end statements, duplicates sent from broker" and no need to rewrite the list of securities all over again below.

--------------------------------------------------------------------------------

Name of Issuer and Title of    Principal Amount, Maturity Date and Interest Rate
         Security                            (if applicable)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If you have no securities holdings to report for the year, please say "none" and initial here: __________

Securities Accounts
-------------------

Please list all Securities Accounts
--------------------------------------------------------------------------------

 Name of Broker, Dealer or Bank   Date Account Was   Name(s) and Type of Account
                                    Established

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If you have no securities accounts to report for the year, please say "none" and initial here: __________

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.


_____________________________________           ________________________________
III. Signature                                  Date


                           EXHIBIT B (3RD OF 3 PAGES)

                                    EXHIBIT C

              REQUEST FOR APPROVAL OF LIMITED OFFERING TRANSACTION

The undersigned requests approval of the following securities transaction:

Employee:________________________________________

Issuer:_______________________________________________________

Is the issuer a publicly traded company?   Yes____  No_____

Anticipated Date of Transaction:______________________________

Description of the Placement:___________________________________________________

Number of Shares/Units:_________________    Cost:_________________

Total Amount of Private Placement:___________________________

Name of person who offered this investment to you:
________________________________________________________________________________

Does this person or his/her employer have a relationship with you or Boyd Watterson?
Yes____  No_____

If yes, what is the nature of that relationship?

________________________________________________________________________________

Does this person or his/her employer have a relationship with the issuer? Yes____ No_____

If yes, what is the nature of that relationship?

________________________________________________________________________________

To your knowledge, is this investment being offered to others?  Yes____  No_____

Would this investment be suitable for any of Boyd Watterson's clients? Yes____ No_____


___________________                                  ___________________________
(Date)                                               (Employee Signature)

              REQUEST FOR APPROVAL OF LIMITED OFFERING TRANSACTION

________________________________________________________________________________

Supervisor Approval
________________________________________________________________________________

I have reviewed and ___approved ___ disapproved this request for permission to engage in the transaction described for the following reasons:

________________________________________________________________________________

________________________________________________________________________________


___________________                                  ___________________________
(Date)                                               (Signature of Supervisor)



Compliance Approval
________________________________________________________________________________

I have reviewed and ___approved ___ disapproved this request for permission to engage in the transaction described for the following reasons:

________________________________________________________________________________

________________________________________________________________________________


___________________                                  ___________________________
(Date)                                       (Signature of Compliance Officer)